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                                                                 Exhibit (n)(ii)

                  [Sutherland Asbill & Brennan LLP Letterhead]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in the Registration Statement on Form N-6 for individual flexible premium variable life insurance contracts issued through the Security Equity Separate Account Thirteen (File No. 811-8938). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             SUTHERLAND ASBILL & BRENNAN LLP

                                             By:     /s/ Stephen E. Roth
                                                 ------------------------------
                                                     Stephen E. Roth
Washington, D.C.
October 31, 2003